DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports Second Quarter, First Half 2014 Results

DOWNINGTOWN, Pa., July 24, 2014  -- DNB Financial Corporation (Nasdaq:DNBF), parent of DNB First, National Association, the oldest nationally-chartered community bank serving the greater Philadelphia region, today reported financial results for the three and six months ended June 30, 2014.

For the three months ended June 30, 2014, net income available to common shareholders was $1.09 million or $0.38 per diluted common share compared with $1.21 million or $0.44 per diluted common share for the three months ended June 30, 2013.

For the six months ended June 30, 2014, net income available to common shareholders was $2.05 million or $0.73 per diluted common share compared with $2.35 million or $0.85 per diluted common share for the six months ended June 30, 2013.

William S. Latoff, Chairman and CEO, commented: “DNB continues to build a diversified mix of revenue generated through its commercial and consumer lending businesses, and its growing wealth management services division. We are gratified that the company's focus on increasing shareholder value through prudent asset growth, and improved asset quality is reflected by consistent growth in our book value per share and shareholders’ equity.

“Our second quarter and first half year-over-year earnings comparisons in part reflect the investments we have made in new hires to drive revenue in future quarters, technology to enhance the company’s capabilities, and branch upgrades to accommodate increased business and provide a welcoming environment for customers. We are further streamlining our retail banking business line, and initiatives we’ve taken have contributed to the reduction in our funding cost and gains in consumer lending. We recently launched a mortgage banking division, and we expect traction in this area to accelerate in future periods. Our growing consumer service capability is complementing our traditional commercial banking business, which remains a strong focus.”

Highlights:

•	Total stockholders' equity increased to $61.70 million at June 30, 2014 compared with $57.40 million at June 30, 2013 and $58.58 million at December 31, 2013.
•
Book value per common share rose to $17.62 at June 30, 2014 compared with $16.18 at June 30, 2013, primarily reflecting the Company’s ability to grow assets and markedly improve asset quality during the past year.

•	Total loans and leases before the allowance for credit losses were $439.02 million at June 30, 2014, up from $389.79 million at June 30, 2013 and from $415.35 million at December 31, 2013.
•
During the first half of 2014, total commercial loans increased 5.2% to $360.77 million compared with $343.00 million at December 31, 2013, with $17.77 million in net new commercial loans added during the six months of 2014. Consumer loan totals grew 11.0% during the six months of 2014.

•
Net interest income for the six months of 2014 was $10.47 million compared with $10.14 million for the six months ended June 30, 2013, reflecting stable total interest income and lower total interest expense resulting from disciplined rate management during a continued low-interest rate environment.

•
Improved asset quality year-over-year reflected the company’s initiatives to trim problem credits in the second half of 2013.  The ratio of non-performing assets to total assets declined to 0.89% at June 30, 2014 compared with 2.02% at June 30, 2013, non-performing loans to total loans declined to 1.18% compared with 2.60% a year earlier, while net charge-offs to average loans was 0.11% compared with 0.82% a year earlier.

•
The Bank’s core deposits (demand deposits, NOW, money market and savings accounts) increased to $488.36 million at June 30, 2014 compared with $468.29 million at June 30, 2013, reflecting initiatives to grow deposit business as part of a total banking relationship with clients.

•
Wealth management continued to build total assets under care, which increased 16.7% to $158.7 million at June 30, 2014 compared with $135.9 million at June 30, 2013, reflecting consistent consecutive quarterly growth.  Increased assets under care contributed to 7.86% growth in second quarter 2014 fee income from wealth management services compared with the second quarter of 2013.

•
Tier 1 leverage ratio of 10.76%, tier 1 risk-based capital ratio of 14.88% and total risk-based capital ratio of 15.92% as of June 30, 2014 exceeded regulatory definitions for a well-capitalized institution.

Second Quarter, First Half 2014 Income Statement Highlights

Net interest income after the provision for credit losses was $5.04 million for the three months ended June 30, 2014 compared with $4.79 million for the three months ended June 30, 2013.  Year-over-year results reflect the continuing low interest rate environment, a 19% reduction of total interest expense, and a provision for credit losses of $255,000 in the current quarter compared to $375,000 in the prior year’s second quarter.

For the six months ended June 30, 2014, net interest income after the provision for credit losses was $9.84 million compared with $9.59 million for the six months ended June 30, 2013.  The increase in the Company’s loan loss provision to $630,000 in the first half of 2014 compared with $555,000 in the first half of 2013 primarily reflected prudent reserving for credit losses as total loans increased.

The Company's net interest margin was 3.36% for the second quarter of 2014 compared with 3.35% for the second quarter of 2013, reflecting relative margin stability despite the continuing pressures of a low-interest rate environment.  The Company mitigated some of this pressure through interest expense management, the positive impact of carrying fewer non-performing assets, increased levels of demand deposits and careful management of borrowings.

Total non-interest income, including fees from wealth management, gains on the sale of investment securities, income from merchant services and debit and credit card use was $1.11 million in the second quarter of 2014 compared to $1.16 million in 2013.  Fee income from wealth management services increased 7.86% compared with the second quarter of 2013.

Total non-interest income for the six months of 2014 was $2.33 million compared with $2.39 million for the six months of 2013. Contributing to non-interest income was the Company's gain on the sale of securities, reflecting active management of the Company’s investment portfolio.  Gains generated from the sale of securities were $337,000 in the first half of 2014 compared with $214,000 in the first half of 2013.

Total non-interest expense was $9.37 million for the six months ended June 30, 2014 compared with $8.66 million for the six months ended June 30, 2013.  The Company made significant investments to support growth, including upgraded technology systems, key hires to drive revenue growth  and renovation of key locations, including expanding its West Chester, PA office, which serves as a regional center for Chester County, DNB's primary market for commercial lending and wealth management.

Balance Sheet, Asset Quality, and Capital Position Highlights

Total assets increased to $685.16 million at June 30, 2014 compared with $661.47 million at December 31, 2013, and $667.63 million at June 30, 2013.

Total deposits were $575.57 million at June 30, 2014, growing from $558.75 million at December 31, 2013, and $561.91 million at June 30, 2013. The Company continued to build lower-cost core deposits, which increased 5.4% to $488.36 million at June 30, 2014 compared with $463.21 million at December 31, 2013.

Total loans and leases after allowance for credit losses grew 5.7% to $434.14 million at June 30, 2014 compared with $410.73 million at December 31, 2013. Loan totals in the first half of 2014 reflected growth in commercial real estate and consumer lending.

“We are very pleased with the strength being demonstrated in our expanding retail banking business,” noted Latoff.  “Our residential mortgage lending grew 2.7% from the beginning of the year, and consumer lending increased 11% in the first half of 2014.  This is a direct result of our efforts to build a highly trained and consultative retail banking business to complement our long standing commercial banking business.

“We believe our new Universal Banking Model, which offers our retail customers an expanded level of service and financial solutions is already generating positive results.”

Overall asset quality at June 30, 2014 reflected continued long-term improvement. The ratio of total non-performing loans to total loans declined sharply to 1.18% at June 30, 2014 compared to 2.60% at June 30, 2013, while the ratio of non-performing assets to total assets declined to 0.89% at June 30, 2014 compared with 2.02% at June 30, 2013.  Due to improved asset quality, the Company’s allowance for loan losses to non-performing loans increased to 94.62% at June 30, 2014 compared with 65.94% at June 30, 2013.

Total stockholders' equity increased to $61.70 million at June 30, 2014 compared with $57.40 million at June 30, 2013.  Book value per common share rose to $17.62 at June 30, 2014, compared with $16.18 at June 30, 2013.

The Company's capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions, with a Tier 1 leverage ratio of 10.76%, a Tier 1 risk-based capital ratio of 14.88% and a total risk-based capital ratio of 15.92% at June 30, 2014.

Latoff concluded: “DNB continues to deliver best-of-class products and services to an expanding base of customers, which is driving growth in shareholder value. With expanded services and capabilities, we believe DNB is well positioned to drive profitable growth and to deliver ongoing increases in shareholder value.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
EARNINGS:
Interest income	$5,877	$5,887	$11,679	$11,661
Interest expense	581	719	1,206	1,519
Net interest income	5,296	5,168	10,473	10,142
Provision for credit losses	255	375	630	555
Non-interest income	1,012	988	1,996	1,981
Gain on sale of investment securities	102	155	337	214
Gain on sale of SBA loans	-	16	-	163
(Gain) loss on sale / write-down of OREO and ORA	1	18	7	28
Non-interest expense	4,673	4,254	9,361	8,632
Income before income taxes	1,481	1,680	2,808	3,285
Income tax expense	361	430	684	860
Net income	1,120	1,250	2,124	2,425
Preferred stock dividends and accretion of discount	33	36	70	73
Net income available to common stockholders	$1,087	$1,214	$2,054	$2,352
Net income per common share, diluted	$0.38	$0.44	$0.73	$0.85

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	June 30,	December 31,	June 30,
	2014	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$28,428	$34,060	$54,040
Investment securities	194,771	186,958	198,917
Loans and leases	439,022	415,354	389,790
Allowance for credit losses	(4,887)	(4,623)	(6,690)
Net loans and leases	434,135	410,731	383,100
Premises and equipment, net	7,973	8,218	8,117
Other assets	19,855	21,506	23,451
Total assets	$685,162	$661,473	$667,625

Deposits	$575,569	$558,747	$561,908
FHLB advances	10,000	10,000	10,000
Repurchase agreements	23,939	19,854	23,233
Other borrowings	9,802	9,820	9,835
Other liabilities	4,155	4,469	5,246
Stockholders' equity	61,697	58,583	57,403
Total liabilities and stockholders' equity	$685,162	$661,473	$667,625

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2014	2014	2013	2013	2013
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,087	$967	$1,124	$295	$1,214
Basic earnings per common share	$0.39	$0.35	$0.41	$0.11	$0.44
Diluted earnings per common share	$0.38	$0.35	$0.41	$0.10	$0.44
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$17.62	$17.09	$16.55	$16.28	$16.18
Tangible book value per common share	$17.55	$17.01	$16.47	$16.19	$16.08
Average common shares outstanding	2,763	2,758	2,754	2,750	2,741
Average diluted common shares outstanding	2,810	2,802	2,799	2,788	2,774

Performance Ratios
Return on average assets	0.67%	0.62%	0.70%	0.20%	0.76%
Return on average equity	7.35%	6.78%	7.86%	2.28%	8.60%
Return on average tangible equity	7.38%	6.81%	7.89%	2.29%	8.65%
Net interest margin	3.36%	3.36%	3.31%	3.21%	3.35%
Efficiency ratio	71.97%	73.63%	70.15%	70.84%	66.98%

Asset Quality Ratios
Net charge-offs to average loans	0.11%	0.24%	0.06%	4.03%	0.82%
Non-performing loans/Total loans	1.18%	1.26%	1.38%	1.40%	2.60%
Non-performing assets/Total assets	0.89%	0.94%	1.03%	1.51%	2.02%
Allowance for credit loss/Total loans	1.11%	1.10%	1.11%	1.08%	1.72%
Allowance for credit loss/Non-performing loans	94.62%	87.59%	80.73%	77.04%	65.94%

Capital Ratios
Total equity/Total assets	9.00%	8.83%	8.86%	8.89%	8.60%
Tangible equity/Tangible assets	8.95%	8.78%	8.84%	8.87%	8.58%
Tangible common equity/Tangible assets	7.06%	6.88%	6.87%	6.87%	6.63%
Tier 1 leverage ratio	10.76%	10.72%	10.61%	10.39%	10.42%
Tier 1 risk-based capital ratio	14.88%	15.00%	15.35%	15.18%	15.22%
Total risk-based capital ratio	15.92%	16.04%	16.40%	16.16%	16.47%

Wealth Management
Assets under care*	$158,688	$152,570	$148,193	$139,494	$135,935

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
	2014	2014	2013	2013	2013
EARNINGS:
Interest income	$5,877	$5,802	$5,828	$5,723	$5,887
Interest expense	581	625	674	695	719
Net interest income	5,296	5,177	5,154	5,028	5,168
Provision for credit losses	255	375	375	1,600	375
Non-interest income	1,012	984	999	1,043	988
Gain on sale of investment securities	102	235	115	281	155
Gain (loss) on sale of SBA loans	-	-	-	(1)	16
(Gain) loss on sale / write-down of OREO and ORA	1	6	(134)	0	18
Non-interest expense	4,673	4,688	4,470	4,454	4,254
Income before income taxes	1,481	1,327	1,557	297	1,680
Income tax expense (benefit)	361	323	396	(36)	430
Net income	1,120	1,004	1,161	333	1,250
Preferred stock dividends and accretion of discount	33	37	37	38	36
Net income available to common stockholders	$1,087	$967	$1,124	$295	$1,214
Net income per common share, diluted	$0.38	$0.35	$0.41	$0.10	$0.44

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,
	2014	2014	2013	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$28,428	$35,692	$34,060	$19,221	$54,040
Investment securities	194,771	191,829	186,958	202,369	198,917
Loans and leases	439,022	430,171	415,354	399,239	389,790
Allowance for credit losses	(4,887)	(4,750)	(4,623)	(4,306)	(6,690)
Net loans and leases	434,135	425,421	410,731	394,933	383,100
Premises and equipment, net	7,973	8,120	8,218	8,179	8,117
Other assets	19,855	20,197	21,506	25,107	23,451
Total assets	$685,162	$681,259	$661,473	$649,809	$667,625

Demand Deposits	$116,989	$110,866	$101,853	$95,606	$91,200
NOW	174,044	177,300	170,427	169,334	177,027
Money marekts	133,479	127,961	130,835	134,416	137,142
Savings	63,844	62,349	60,090	59,620	62,918
Core Deposits	488,356	478,476	463,205	458,976	468,287
Time deposits	79,494	83,297	95,542	92,882	93,621
Brokered deposits	7,719	-	-	-	-
Total Deposits	575,569	561,773	558,747	551,858	561,908
FHLB advances	10,000	10,000	10,000	10,000	10,000
Repurchase agreements	23,939	35,555	19,854	14,642	23,233
Other borrowings	9,802	9,811	9,820	9,827	9,835
Other liabilities	4,155	3,999	4,469	5,735	5,246
Stockholders' equity	61,697	60,121	58,583	57,747	57,403
Total liabilities and stockholders' equity	$685,162	$681,259	$661,473	$649,809	$667,625